Exhibit 99.2

Viterra

LIMITED

Unaudited Condensed Consolidated Interim Financial Statements

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 2

Condensed consolidated statement of income

For the six months ended 30 June (unaudited)

US$ million	Notes	2024	2023
Revenue	2	22,572	28,762
Cost of goods sold		(22,099)	(27,873)
Gross margin		473	889
Selling and administrative expenses		(256)	(256)
Share of income from associates and joint ventures		24	27
Gain on disposals of investments		1	—
Loss on remeasurement of disposal group held for sale	3	—	(163)
Impairment (expense)/release on trade receivables		(6)	2
Other income		9	1
Other expense		(12)	(21)
Dividend income		1	1
Interest income		22	21
Interest expense	4	(257)	(299)
(Loss)/income before income taxes		(1)	202
Current income tax expense	5	(64)	(183)
Deferred income tax recovery	5	135	122
Income for the period		70	141

Attributable to:
Non-controlling interests		(1)	11
Equity holders		71	130

The accompanying notes are an integral part of the unaudited condensed consolidated interim financial statements.

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 3

Condensed consolidated statement of comprehensive income

For the six months ended 30 June (unaudited)

US$ million	2024	2023
Income for the period	70	141
Other comprehensive income[1]
Items not to be reclassified to the statement of income in subsequent periods:
Gain on remeasurement of defined benefit plan	1	2
(Loss)/gain on financial assets measured at fair value through other comprehensive income	(1)	1
Net items not to be reclassified to the statement of income in subsequent periods[1]:	—	3
Items that are or may be reclassified to the statement of income in subsequent periods:
Exchange (loss)/gain on translation of foreign operations	(114)	11
Gain on cash flow hedges	6	11
Net items that are or may be reclassified to the statement of income in subsequent periods:	(108)	22
Other comprehensive (loss)/income	(108)	25
Total comprehensive (loss)/income	(38)	166

Attributable to:
Non-controlling interests	(2)	12
Equity holders of the parent	(36)	154

1 Amounts are presented net of deferred tax.

The accompanying notes are an integral part of the unaudited condensed consolidated interim financial statements.

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 4

Condensed consolidated statement of financial position

As at 30 June 2024 and 31 December 2023 (unaudited)

US$ million	Notes	2024	2023
Assets
Non-current assets
Property, plant and equipment	6	4,798	4,988
Intangible assets		1,394	1,397
Investments in associates and joint ventures		402	382
Other investments	13	15	19
Advances and loans		87	98
Pension surplus		57	57
Deferred tax assets		375	324
		7,128	7,265
Current assets
Biological assets		25	29
Inventories	7	6,487	7,117
Accounts receivable	8	2,810	3,192
Other investments	13	—	90
Other financial assets	13,14	1,085	1,055
Income tax receivable		213	211
Cash and cash equivalents	9,13	567	530
		11,187	12,224
Assets held for sale		2	—
		11,189	12,224
Total assets		18,317	19,489

Equity and liabilities
Capital and reserves - attributable to equity holders
Share capital		1	1
Reserves and retained earnings		5,028	5,180
		5,029	5,181
Non-controlling interests		160	163
Total equity		5,189	5,344

Non-current liabilities
Borrowings	11,13	6,490	5,480
Deferred tax liabilities		387	463
Post-employment benefits		15	15
Provisions		152	145
Other long-term liabilities		21	39
Other financial liabilities	13,14	184	136
		7,249	6,278
Current liabilities
Borrowings	11,13	1,294	2,430
Accounts payable	12	3,652	4,555
Provisions		56	70
Other financial liabilities	13,14	842	640
Income tax payable		32	168
Other current liabilities		3	4
		5,879	7,867
Total equity and liabilities		18,317	19,489

The accompanying notes are an integral part of the unaudited condensed consolidated interim financial statements.

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 5

Condensed consolidated statement of cash flows

For the six months ended 30 June (unaudited)

US$ million	Notes	2024	2023
Operating activities
(Loss)/income before income taxes		(1)	202
Adjustments for:
Depreciation and amortisation		455	424
Share of income from associates and joint ventures		(24)	(27)
(Decrease)/increase in other long-term liabilities and provisions		(19)	10
Gain on disposals and investments		(1)	—
Impairment (reversal)/charge - net		(7)	1
Loss on remeasurement of disposal group held for sale	3	—	163
Gain in mark-to-market valuations on investments held for trading		—	(1)
Net foreign exchange (gains)/losses		(2)	19
Loss/(gain) on sale of property, plant and equipment		2	(1)
Other non-cash items - net		(1)	—
Interest income		(22)	(21)
Interest expense	4	257	299
Cash generated by operating activities before working capital changes, interest and tax		637	1,068

Working capital changes
Decrease in inventories[1]		570	1,749
Decrease in accounts receivable[2]		278	374
Increase in other financial assets		(13)	(2)
Decrease in accounts payable[3,4]		(904)	(1,059)
Increase/(decrease) in other financial liabilities		231	(21)
Total working capital changes		162	1,041
Cash generated from operating activities		799	2,109
Income taxes paid - net		(166)	(341)
Interest received		21	21
Interest paid		(239)	(300)
Net cash generated by operating activities		415	1,489

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 6

Condensed consolidated statement of cash flows

For the six months ended 30 June (unaudited)

US$ million	Notes	2024	2023
Investing activities
Net cash disposed in acquisition of subsidiaries		(7)	—
Proceeds from sale of investments in associates and joint ventures		2	—
Proceeds from sale of subsidiaries		14	—
Purchase of other investments		(3)	(1)
Proceeds from sale of other investments		90	9
Purchase of property, plant and equipment, and intangibles		(120)	(115)
Proceeds from sale of property, plant and equipment, and intangibles		2	3
Dividends received		11	29
Net cash used in investing activities		(11)	(75)
Financing activities
Proceeds of other non-current bank facilities other than revolving credit facilities		12	6
Repayment of other non-current bank facilities other than revolving credit facilities		(74)	(60)
Net (repayment)/proceeds of revolving credit facilities		1,146	(169)
Net repayment of current borrowings		(1,083)	(367)
Repayments of lease liabilities		(242)	(243)
Return of capital	10	(117)	(335)
Distribution to non-controlling interest		(1)	(2)
Net cash used in financing activities		(359)	(1,170)

Increase in cash and cash equivalents		44	244
Foreign exchange movement in cash		(7)	—
Cash and cash equivalents, beginning of period		530	637
Cash and cash equivalents, end of period		567	881
Cash and cash equivalents reported in the statement of financial position	9	567	685
Cash and cash equivalents attributable to assets held for sale	3	—	196

1 Includes movements in biological assets.

2 Includes movements in advances and loans.

3 Includes movements in advances, loans and provisions.

4 Included within accounts payable as at 30 June 2024 are amounts of $2 million (30 June 2023: $3 million) relating to purchases of property, plant and equipment which are unpaid.

The accompanying notes are an integral part of the unaudited condensed consolidated interim financial statements.

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 7

Condensed consolidated statement of changes of equity

For the six months ended 30 June (unaudited)

US$ million	Retained earnings	Share premium	Other reserves	Total reserves and retained earnings	Share capital	Total equity attributable to equity holders	Non- controlling interests	Total equity
At 1 January 2024	4,213	1,945	(978)	5,180	1	5,181	163	5,344
Income for the period	71	—	—	71	—	71	(1)	70
Other comprehensive income/(loss)	1	—	(108)	(107)	—	(107)	(1)	(108)
Total comprehensive income/(loss)	72	—	(108)	(36)	—	(36)	(2)	(38)
Return of capital	—	(117)	—	(117)	—	(117)	—	(117)
Distributions paid	—	—	—	—	—	—	(1)	(1)
At 30 June 2024	4,286	1,828	(1,086)	5,028	1	5,029	160	5,189

	Retained earnings	Share premium	Other reserves	Total reserves and retained earnings	Share capital	Total equity attributable to equity holders	Non- controlling interests	Total equity
At 1 January 2023	3,756	2,396	(1,050)	5,102	1	5,103	156	5,259
Income for the period	130	—	—	130	—	130	11	141
Other comprehensive income	3	—	21	24	—	24	1	25
Total comprehensive income	133	—	21	154	—	154	12	166
Change in ownership interest in subsidiaries	—	—	—	—	—	—	3	3
Return of capital	—	(335)	—	(335)	—	(335)	—	(335)
Distributions paid	—	—	—	—	—	—	(2)	(2)
At 30 June 2023	3,889	2,061	(1,029)	4,921	1	4,922	169	5,091

The accompanying notes are an integral part of the unaudited condensed consolidated interim financial statements.

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 8

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

1. ACCOUNTING POLICIES

Corporate information

Viterra Limited (the “Company” or “Parent”) together with its subsidiaries (the “Group” or “Viterra”), is a leading integrated originator and marketer of agricultural products, with worldwide activities in the production, refining, processing, storage, transport and marketing of agricultural products. Viterra operates on a global scale, marketing and distributing physical commodities mainly sourced from third party producers to industrial consumers, such as those in the oil and food processing industries. Viterra also provides financing, logistics and other services to producers and consumers of commodities. In this regard, Viterra seeks to capture value throughout the commodity supply chain. Viterra’s long experience in origination, processing, storage and handling, and marketing of commodities has allowed it to develop and build upon its expertise in the commodities which it markets and cultivate long-term relationships with a broad supplier and customer base across diverse industries and in multiple geographic regions.

Viterra Limited is a privately held company incorporated and domiciled in Jersey.

On 13 June 2023, the Company entered into a definitive business combination agreement with Bunge Global SA (formerly known as Bunge Limited), a company incorporated in Switzerland, and based in the United States and listed on the New York Stock Exchange (“Bunge”). The closure of the merger is contingent on the fulfillment of customary closing conditions, including receipt of regulatory approvals.

These unaudited condensed consolidated interim financial statements for the six months ended 30 June 2024 were authorised for issuance by the Board of Directors on 23 August 2024.

Basis of preparation

These unaudited condensed consolidated interim financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting issued by the International Accounting Standards Board ("IASB") effective for the Company’s reporting for the six months ended 30 June 2024.

These unaudited condensed consolidated interim financial statements should be read in conjunction with the Group’s consolidated financial statements as at 31 December 2023. The Group’s consolidated financial statements as at 31 December 2023 were prepared in accordance with International Financial Reporting Standards as issued by the IASB.

The accounting policies, critical accounting judgements and key accounting estimates applied in the unaudited condensed consolidated interim financial statements are consistent with those applied in the Group’s consolidated financial statements as at 31 December 2023, except as described further below.

The income tax expense for the six months ended 30 June 2024 is determined by applying the actual effective tax rate to the year-to-date adjusted profit before tax, as this represents the best estimate of the annual effective tax rate.

The unaudited condensed consolidated interim financial statements for the six months ended 30 June 2024 have been prepared on a going concern basis. The Directors have assessed that they have, at the date of this report, a reasonable expectation that the Group has adequate resources to continue in operational existence for at least 12 months after the date that these financial statements were authorised for issue.

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 9

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

1. ACCOUNTING POLICIES (continued)

All amounts are presented in millions of United States Dollars (“USD”, “US Dollar” or “$”), unless otherwise stated, consistent with the predominant functional currency of Viterra’s operations.

Adoption of new and revised standards

The following amendments to existing accounting pronouncements became effective as of 1 January 2024 and have been adopted by the Group:

•	Classification of Liabilities as Current or Non-current (Amendments to IAS 1)

•	Non-current Liabilities with Covenants (Amendments to IAS 1)

•	Lease Liability in a Sale and Leaseback (Amendments to IFRS 16)

•	Amendments to IAS 7 and IFRS 7 on Supplier Finance Arrangements

The amendments did not have a material impact on the Group’s unaudited condensed consolidated financial statements. There are no standards issued but not yet effective that the Group expects to have a material impact on its financial statements.

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 10

Notes to the unaudited condensed consolidated interim financial statements
For the six months ended 30 June (unaudited)

2. REVENUE

Revenue for the period comprises the following:

US$ million	Six months ended 30 June 2024	Six months ended 30 June 2023
Grain	11,084	15,456
Oilseeds	10,205	12,003
Sugar	444	570
Cotton	620	435
Freight[1]	219	298
Total	22,572	28,762

1 Freight revenue is recognised over time as the related performance obligation is satisfied over time.

3. REMEASUREMENT LOSS OF ASSETS HELD FOR SALE

In March 2023, Viterra announced that it would exit the Russian market and divest entirely its Russian businesses. The Russian businesses classify as a disposal group held for sale as at 30 June 2023. In determining the fair value less cost to sell an impairment loss of $163 million was recognised in the period in relation to the remeasurement of the disposal group classified as held for sale based on the expected proceeds arising from the transactions. As at 30 June 2023, the Russian businesses held an amount of cash and cash equivalents of $196 million.

The sale of the Russia disposal group became effective on 20 October 2023.

4. INTEREST EXPENSE

Interest expense for the period comprises the following:

US$ million	Six months ended 30 June 2024	Six months ended 30 June 2023
Revolving credit facilities[1]	(102)	(117)
Other bank loans[1]	(55)	(91)
Capital market notes[1]	(64)	(61)
Lease obligations[1]	(31)	(24)
Other	(5)	(6)
Total	(257)	(299)

1 Refer to note 11: Borrowings.

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 11

Notes to the unaudited condensed consolidated interim financial statements
For the six months ended 30 June (unaudited)

5. INCOME TAX

The major components of income tax expense in the condensed consolidated statement of income are:

US$ million	Six months ended 30 June 2024	Six months ended 30 June 2023
Current income tax expense	(64)	(183)
Deferred income tax recovery relating to origination and reversal of temporary differences	135	122
Total income tax recovery/(expense) reported in the condensed consolidated statement of income	71	(61)

The effective Group tax rate for the period ended 30 June 2024 and 30 June 2023 is different from the weighted average income tax rate of 20% (2023: 38%).

The weighted average income tax rate is highly dependent on the geographic distribution of the Group’s worldwide profits and losses.

The effective tax rate is sensitive to specific circumstances, transactions and tax regulations in individual jurisdictions which can result in unusual or non-recurring tax adjustments.

The principal reasons for the difference between the effective Group tax rate and the weighted average income tax rate for the period ended 30 June 2024 was primarily driven by significant inflation and foreign exchange adjustments in Argentina and Brazil. Furthermore, additional non-deductible transaction costs relating to the Bunge Transaction as well as tax exempt income relating to the release of previously recognised provisions impacted the effective tax rate.

The effective tax rate for the interim period ended 30 June 2023 is primarily driven by higher taxable income in jurisdictions with relatively higher corporate income tax rates, while tax losses were incurred in jurisdictions with a relatively lower corporate income tax rate. Furthermore, significant non-deductible expenses relating to the impairment of Russian assets and expenses relating to the Bunge transaction drove up the effective tax rate.

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 12

Notes to the unaudited condensed consolidated interim financial statements
For the six months ended 30 June (unaudited)

US$ million	Six months ended 30 June 2024	Six months ended 30 June 2023
(Loss)/income before income taxes and attribution	(1)	202
Less: Share of income from associates and joint ventures	(24)	(27)
Group (loss)/income before income tax	(25)	175
Income tax expense calculated at the weighted average income tax rate	5	(67)
Tax effects of:
Tax exempt income	8	5
Items not tax deductible	(6)	(57)
Foreign exchange fluctuations	(18)	2
Changes in tax rates and adjustments in respect of prior years	9	48
Utilisation and changes in recognition of tax losses and temporary differences	9	4
Inflation adjustments	69	3
Other	(5)	1
Income tax recovery/(expense)	71	(61)

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 13

Notes to the unaudited condensed consolidated interim financial statements
For the six months ended 30 June (unaudited)

6. PROPERTY, PLANT AND EQUIPMENT

US$ million	Freehold land and buildings	Plant and equipment	Right-of-use assets - Freehold land and buildings	Right-of-use assets - Plant and equipment	Bearer plants	Total
Gross carrying amount:
1 January 2024	1,312	5,346	408	1,766	147	8,979
Additions	3	99	—	—	18	120
Additions of right-of-use assets	—	—	29	199	—	228
Business Combination	—	4	—	—	—	4
Disposals	—	(32)	(19)	(53)	—	(104)
Effect of foreign currency exchange movements	(23)	(83)	(33)	(7)	(20)	(166)
Reclassification to held for sale	(3)	(1)	—	—	—	(4)
Other movements	(2)	—	—	—	2	—
30 June 2024	1,287	5,333	385	1,905	147	9,057

Accumulated depreciation and impairment:
1 January 2024	319	2,268	148	1,185	71	3,991
Depreciation	25	158	26	230	10	449
Impairment	(1)	(7)	—	—	—	(8)
Disposals	(6)	(17)	(20)	(53)	—	(96)
Effect of foreign currency exchange movements	(9)	(41)	(14)	(3)	(8)	(75)
Reclassification to held for sale	(1)	(1)	—	—	—	(2)
30 June 2024	327	2,360	140	1,359	73	4,259
Net book value 30 June 2024	960	2,973	245	546	74	4,798
Net book value 31 December 2023	993	3,078	260	581	76	4,988

Plant and equipment includes capitalised expenditure for construction in progress of $211 million (2023: $198 million). Depreciation expenses included in cost of goods sold are $439 million (2023: $407 million) and in selling and administrative expenses $10 million (2023: $10 million).

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 14

Notes to the unaudited condensed consolidated interim financial statements
For the six months ended 30 June (unaudited)

Leases

The Group leases various assets including land and buildings and plant and equipment. The net book value of right-of-use assets amounts to $791 million (2023: $841 million).

Disclosure of amounts recognised as lease liabilities in the statement of financial position are included in note 11, and future commitments are disclosed in note 15.

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 15

Notes to the unaudited condensed consolidated interim financial statements
For the six months ended 30 June (unaudited)

7. INVENTORIES

Total inventories of $6,487 million (2023: $7,117 million) comprise $5,910 million (2023: $6,922 million) of inventories carried at fair value less costs of disposal and $577 million (2023: $195 million) of inventories valued at the lower of cost or net realisable value.

Readily marketable inventories (RMI), comprising the core inventories which underpin and facilitate Viterra’s marketing activities, represent inventories that, in Viterra’s assessment, are readily convertible into cash in the short term due to their liquid nature, widely available markets, and the fact that price risk is covered either by a forward physical sale or a hedge transaction. Viterra regularly assesses the composition of these inventories and their applicability, relevance and availability to the marketing activities. As at 30 June 2024, $6,324 million (2023: $6,960 million) of inventories were considered readily marketable. This comprises $5,887 million (2023: $6,882 million) of inventories carried at fair value less costs of disposal and $437 million (2023: $78 million) carried at the lower of cost or net realisable value. Given the highly liquid nature of these inventories, which represent a significant share of current assets, the Group believes it is appropriate to consider them together with cash equivalents in analysing Group net debt levels and computing certain debt coverage ratios and credit trends.

Fair value of inventories is a Level 2 fair value measurement (refer to note 14) using observable market prices obtained from exchanges, traded reference indices, or market survey services adjusted for relevant location and quality differentials. There are no significant unobservable inputs in the fair value measurement of such inventories.

Viterra has a number of dedicated financing facilities, which finance a portion of its inventories. In each case, the inventory has not been derecognised as the Group retains control of the inventory. The proceeds received are recognised as current borrowings (refer to note 11). As at 30 June 2024, the total amount of inventory secured under such facilities was $129 million (2023: $393 million) and proceeds received and classified as current borrowings amounted to $56 million (2023: $340 million).

8. ACCOUNTS RECEIVABLE

US$ million	as at 30.06 2024	as at 31.12 2023
Financial assets at amortised cost
Trade receivables[1]	1,774	1,993
Margin calls paid	256	256
Associated companies[1]	32	33
Other receivables[2]	50	60
Non-financial instruments
Advances repayable with product	276	287
Prepaid expenses	58	44
Other tax and related receivables	364	519
Total	2,810	3,192

1 Collectively referred to as receivables presented net of allowance for doubtful debts.

2 Includes loans receivable in the amount of $10 million (2023: $11 million), presented net of loss allowance.

As at 30 June 2024, the total amount of trade receivables secured was $447 million (2023: $440 million) and proceeds received and classified as current borrowings amounted to $194 million (2023: $399 million).

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 16

Notes to the unaudited condensed consolidated interim financial statements
For the six months ended 30 June (unaudited)

8. ACCOUNTS RECEIVABLE (continued)

The movement in the loss allowance is detailed below:

US$ million	as at 30.06 2024	as at 31.12 2023
1 January	101	128
Released during the period	(23)	(72)
Charged during the period	28	49
Utilised during the period	(6)	(3)
Disposed	—	(1)
Total	100	101

9. CASH AND CASH EQUIVALENTS

US$ million	as at 30.06 2024	as at 31.12 2023
Bank and cash on hand	447	426
Deposits and treasury bills	120	104
Total	567	530

There was no restricted cash on hand as at 30 June 2024 or 31 December 2023.

10. SHARE CAPITAL AND RESERVES

For the six months ended 30 June 2024, an aggregate of $117 million of distributions, accounted for as a reduction of share premium, was returned to Viterra’s shareholders in proportion to their respective ownership interest in Viterra Limited (for the six months ended 30 June 2023: $335 million). The distributions and the reduction of share premium had no impact on shareholding.

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 17

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

11. BORROWINGS

US$ million	as at 30.06 2024	as at 31.12 2023
Non-current borrowings
Capital market notes	3,161	3,212
Revolving credit facilities	2,659	1,505
Lease liabilities	513	566
Other bank loans[1]	157	197
Total non-current borrowings	6,490	5,480
Current borrowings
Secured inventory/receivables facilities	250	739
Lease liabilities	334	324
Other bank loans[1]	710	1,367
Total current borrowings	1,294	2,430

1 Comprises various uncommitted and unsecured bilateral bank credit facilities.

Other non-current bank loans mainly include a loan with an outstanding balance of $34 million (2023: $53 million) at an interest rate of SOFR (Secured Overnight Financing Rate) +503 basis points (bps), a facility in Hungary with an outstanding balance of $48 million (2023: $52 million) bearing a fixed interest rate, and various loans received by sugar, wheat milling and port assets in Brazil of $41 million (2023: $57 million) denominated in USD and Brazilian Real (BRL) and bearing various fixed interest rates.

11. BORROWINGS (continued)

Capital market notes

The capital market notes include bonds issued under Rule 144A of the Securities Act of 1933 ("US 144A Bonds") in April 2022, in the amounts of $450 million and $300 million respectively. Interest payments are due semi-annually in April and October of each year. Viterra applies fair value hedge accounting to account for the hedge of interest rate risks on these two bonds (refer to note 14).

Viterra issued US 144A Bonds during April 2021, and issued Eurobonds during September 2021. Interest on the US 144A Bonds is payable semi-annually in arrears. Interest on the Eurobonds is payable annually in arrears. Viterra applies cash flow hedge accounting to account for the hedge of foreign currency risk on its Euro denominated debt (refer to note 14).

The details of outstanding borrowings and the carrying amounts are outlined below:

US $ million	Maturity	as at 30.06 2024	as at 31.12 2023
USD 450 million 4.9% coupon bonds	April 2027	422	427
USD 300 million 5.25% coupon bonds	April 2032	265	273
USD 600 million 2.00% coupon bonds	April 2026	598	598
USD 600 million 3.20 % coupon bonds	April 2031	596	595
EUR 500 million 0.375% coupon bonds	September 2025	535	551
EUR 700 million 1.00% coupon bonds	September 2028	745	768
Total capital market notes		3,161	3,212

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 18

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

Revolving credit facility

The revolving credit facilities available to Viterra as at 30 June 2024 are summarised below.

On 5 May 2023, Viterra signed a new $4.11 billion one-year revolving credit facility agreement with a one-year borrower’s term-out option (to May 2025), and a one-year extension option at lender’s discretion. Funds drawn under this facility bear interest at Daily Simple SOFR +65 bps per annum. On 6 May 2024, the $4.11 billion one-year revolving credit facility was extended for a year for an amount of $3.96 billion with a new maturity date of June 2025. The facility has a one-year term-out option at Viterra's discretion (until June 2026).

On 1 May 2023, Viterra extended the $1 billion three-year revolving credit facility agreement by executing one of the two extension options (at lender’s discretion). Funds drawn under the facility bear interest at compounded SOFR +60 bps per annum.

During April 2023, the interest margin charged on the $2.5 billion three-year revolving credit facility agreement signed in September 2022 decreased from SOFR +130 bps to SOFR +117.5 bps per annum.

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 19

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

12. ACCOUNTS PAYABLE

US$ million	as at 30.06 2024	as at 31.12 2023
Financial liabilities at amortised cost
Trade payables	3,111	3,689
Margin calls received	5	9
Associated companies	7	11
Other payables and accrued liabilities	160	213
Non-financial instruments
Advances settled in product	212	376
Payables to employees	110	190
Other tax and related payables	47	67
Total	3,652	4,555

13. FINANCIAL INSTRUMENTS

Fair value of financial instruments

The following tables present the carrying values and fair values of Viterra’s financial instruments.

Financial assets and liabilities are presented by class in the table below at their carrying values, which approximate the fair values with the exception of $3,161 million (2023: $3,212 million) of capital market notes, the fair value of which at 30 June 2024 was $2,995 million (2023: $3,029 million) based on observable market prices applied to the borrowing portfolio (a Level 1 fair value measurement).

US$ million As at 30 June 2024	Notes	Amortised cost	FVtPL[1]	FVtOCI[2]	Total
Assets
Other investments[3]		—	—	15	15
Advances and loans		45	—	—	45
Accounts receivable	8	2,112	—	—	2,112
Other financial assets	14	—	1,085	—	1,085
Cash and cash equivalents	9	567	—	—	567
Total financial assets[4]		2,724	1,085	15	3,824

Liabilities
Borrowings	11	7,784	—	—	7,784
Accounts payable	12	3,283	—	—	3,283
Other financial liabilities	14	—	1,026	—	1,026
Total financial liabilities[4]		11,067	1,026	—	12,093

1 FVtPL - Fair value through profit and loss.

2 FVtOCI - Fair value through other comprehensive income. Loss on equity instruments recognised in other comprehensive income in 2024 amounted to $1 million .

3 Other investments of $10 million are classified as Level 1 measured using quoted market prices with the remaining balance of $5 million being investments in private companies, classified as Level 2 measured using discounted cash flow models.

4 Amounts consist of both long-term and short-term financial assets/financial liabilities.

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 20

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

13. FINANCIAL INSTRUMENTS (continued)

US$ million As at 31 December 2023	Notes	Amortised cost	FVtPL[1]	FVtOCI[2]	Total
Assets
Other investments[3]		—	90	19	109
Advances and loans		54	—	—	54
Accounts receivable	8	2,342	—	—	2,342
Other financial assets	14	—	1,055	—	1,055
Cash and cash equivalents	9	530	—	—	530
Total financial assets[4]		2,926	1,145	19	4,090

Liabilities
Borrowings	11	7,910	—	—	7,910
Accounts payable	12	3,922	—	—	3,922
Other financial liabilities	14	—	776	—	776
Total financial liabilities[4]		11,832	776	—	12,608

1 FVtPL - Fair value through profit and loss.

2 FVtOCI - Fair value through other comprehensive income. Gain on equity instruments recognised in other comprehensive income for the six months ended 30 June 2023 comprised $1 million.

3 Other investments of $100 million are classified as Level 1 measured using quoted market prices with the remaining balance of $9 million being investments in private companies, classified as Level 2 measured using discounted cash flow models.

4 Amounts consist of both long-term and short-term financial assets/financial liabilities.

14. FAIR VALUE MEASUREMENTS

Fair values are primarily determined using quoted market prices or standard pricing models using observable market inputs where available and are presented to reflect the expected gross future cash in/outflows. Viterra classifies the fair values of its financial instruments into a three-level hierarchy based on the degree of the source and observability of the inputs that are used to derive the fair value of the financial asset or liability as follows:

Level 1: Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that Viterra can assess at the measurement date; or

Level 2: Inputs other than quoted inputs included in Level 1 that are observable for the assets or liabilities, either directly or indirectly; or

Level 3: Unobservable inputs for the assets or liabilities, requiring Viterra to make market-based assumptions.

Level 1 classifications include futures and options that are exchange traded, whereas Level 2 classifications primarily include swaps and physical forward transactions, which derive their fair value primarily from exchange quotes and readily observable broker quotes.

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 21

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

14. FAIR VALUE MEASUREMENTS (continued)

The following tables show the fair values of the derivative financial instruments including trade related financial and physical forward purchase and sale commitments by type of contract and non-current other financial liabilities as at 30 June 2024 and 31 December 2023. Other assets and liabilities which are measured at fair value on a recurring basis are biological assets, marketing inventories, other investments, and cash and cash equivalents. Refer to notes 7, 9 and 13 for disclosure in connection with these fair value measurements. There are no non-recurring fair value measurements.

Other financial assets 2024

US$ million As at 30 June 2024	Level 1	Level 2	Level 3	Total
Commodity related contracts
Futures	117	1	—	118
Options	9	—	—	9
Physical forwards	—	879	—	879
Financial contracts
Foreign currency futures and forwards	—	79	—	79
Total	126	959	—	1,085
Current	126	959	—	1,085
Non-current	—	—	—	—

Other financial liabilities 2024

US$ million As at 30 June 2024	Level 1	Level 2	Level 3	Total
Commodity related contracts
Futures	96	—	—	96
Options	—	—	—	—
Physical forwards	—	622	—	622
Financial contracts
Cross currency swaps	—	127	—	127
Interest rate swaps	—	57	—	57
Foreign currency futures and forwards	—	124	—	124
Total	96	930	—	1,026
Current	96	746	—	842
Non-current	—	184	—	184

Other financial assets 2023

US$ million As at 31 December 2023	Level 1	Level 2	Level 3	Total
Commodity related contracts
Futures	127	2	—	129
Options	5	—	—	5
Physical forwards	—	787	—	787
Financial contracts
Foreign currency futures and forwards	2	132	—	134
Total	134	921	—	1,055
Current	134	921	—	1,055
Non-current	—	—	—	—

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 22

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

14. FAIR VALUE MEASUREMENTS (continued)

Other financial liabilities 2023

US$ million As at 31 December 2023	Level 1	Level 2	Level 3	Total
Commodity related contracts
Futures	78	—	—	78
Options	8	—	—	8
Physical forwards	—	465	—	465
Financial contracts
Cross currency swaps	—	92	—	92
Interest rate swaps	—	44	—	44
Foreign currency futures and forwards	—	89	—	89
Total	86	690	—	776
Current	86	554	—	640
Non-current	—	136	—	136

During the period no amounts were transferred between Level 1 and Level 2 of the fair value hierarchy and no amounts were transferred into or out of Level 3 of the fair value hierarchy for either other financial assets or other financial liabilities.

15. FUTURE COMMITMENTS

Capital expenditure for the acquisition of property, plant and equipment is generally funded through the cash flow generated by the respective industrial entities. As at 30 June 2024, $77 million (2023: $33 million), of which 94% (2023: 99%) relates to expenditure to be incurred over the next year, was contractually committed for the acquisition of property, plant and equipment.

Viterra procures seagoing vessels/chartering services to meet its overall marketing objectives and commitments. As at 30 June 2024, Viterra has committed to future vessel hire costs to meet future physical delivery and sale obligations and expectations of $163 million (2023: $115 million), of which $30 million (2023: $55 million), or 18% (2023: 48%), of the total charters are for services to be received over the next two years. Once the chartering date is reached, the vessels and related liabilities are accounted for as leases.

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 23

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

Total future commitments relating to leases are aged as follows:

US$ million	2024	2023
Within 1 year	16	43
Between 2 and 5 years	71	78
After 5 years	81	1
Total	168	122

As part of Viterra’s ordinary sourcing and procurement of physical commodities and other ordinary marketing obligations, the selling party may request that a financial institution act as either (a) the paying party upon the delivery of product and qualifying documents through the issuance of a letter of credit or (b) the guarantor by way of issuing a bank guarantee accepting responsibility for Viterra’s contractual obligations. In addition, Viterra is required to post pension guarantees in respect of its future obligations. As at 30 June 2024, $173 million (2023: $180 million) of such commitments have been issued on behalf of Viterra, which will generally be settled simultaneously with the payment for such commodity or rehabilitation and pension obligation.

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 24

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

16. CONTINGENT LIABILITIES

The amount of corporate guarantees in favour of third parties as at 30 June 2024 was $10 million (2023: $13 million).

The Group is subject to various claims which arise in the ordinary course of business as detailed below. These contingent liabilities are reviewed on a regular basis and where practical an estimate is made of the potential financial impact on the Group. As at 30 June 2024 and 31 December 2023, the Group identified no material contingent liabilities.

Litigation

Certain legal proceedings, claims and unresolved disputes are pending against Viterra in respect of which the timing of resolution and potential outcome (including any future financial obligations) are uncertain and no liabilities have been recognised in relation to these matters.

Environmental contingencies

Viterra’s operations are subject to various environmental laws and regulations. Viterra is in material compliance with those laws and regulations. Viterra accrues for environmental contingencies when such contingencies are probable and reasonably estimable. Such accruals are adjusted as new information develops or circumstances change. Recoveries of environmental remediation costs from insurance companies and other parties are recorded as assets when the recoveries are virtually certain. At this time, Viterra is unaware of any material environmental incidents at its locations.

Tax audits

Viterra is inherently exposed to tax risks and uncertainty over tax treatments. Viterra assesses its tax treatments for all tax years open to audit based upon the latest available information. For those positions that are not expected to be accepted by tax authorities, the Group records its best estimate of these tax liabilities, including related interest charges. Viterra assesses the most likely amount or expected value of the tax treatment in line with International Financial Reporting Interpretation 23 ("IFRIC 23"). Inherent uncertainties exist in estimates of tax contingencies due to complexities of interpretation and changes in tax laws. Whilst Viterra believes it has adequately provided for the outcome of these matters, future results may include favourable or unfavourable adjustments to these estimated tax liabilities in the period the assessments are made, or resolved.

In May 2018, the Australian Tax Office (ATO) commenced an audit of Glencore plc’s Australian financing arrangements covering the period 2012 to 2016. As part of these audits, notices were also issued to the current parent company of Viterra’s Australian tax group, namely Glencore Grain Holdings Australia Pty Ltd (GGHA, currently named Viterra Australia Holdings Pty Ltd). The transactions in GGHA during the period under review are material. To this date, the Group has not received any assessments following these notices. Based on the information available, management considers the tax position reflected in GGHA’s tax filings acceptable.

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 25

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

16. CONTINGENT LIABILITIES (continued)

In July 2018, the Canada Revenue Agency (CRA) commenced an audit of Viterra Canada Inc.'s tax return for the fiscal year 2014. Following the completion of the audit, in December 2020 the CRA issued a material reassessment for which the Company has not recognised a provision. Although inherent uncertainties exist in estimates of tax contingencies due to complexities of interpretation and changes in tax laws, the Company is of the view that no significant changes are required to its tax position.

Viterra Canada has also received material final assessments from the CRA relating to the disallowance of non-capital loss balances so utilised by Viterra Canada during the 2016 to 2020 tax periods for which the Company has not recognised a provision. Although inherent uncertainties exist in estimates of tax contingencies due to complexities of interpretation and changes in tax laws, the Company is of the view that no significant changes are required to its tax position.

17. RELATED PARTIES

For the period ended 30 June 2024, there are no new significant related party relationships, as well as no significant related party transactions that are relevant for disclosure to get an understanding of the changes in the financial position and performance of the Company, since the end of the last annual reporting period.

18. ACQUISITION AND DISPOSAL OF SUBSIDIARIES

On 31 May 2024, Viterra concluded the acquisition of Penkivskyi GHC LLC (‘Penkivskyi’) for a cash consideration of $8 million, of which $1 million is contingent upon the fulfillment of certain criteria by the seller. Penkivskyi is located in Penkovka, Ukraine, and holds a grain elevator complex. The primary reason for the transaction is to expand Viterra’s business presence in Ukraine, fortifying the supply chain, optimising port operations, and fostering direct origination and relationships with farmers.

The purchase consideration of $8 million is allocated to property, plant and equipment for $4 million and to goodwill for $4 million.

19. WAR IN UKRAINE

On 24 February 2022, Russia invaded Ukraine, initiating a conflict that is still ongoing. As at 30 June 2024, Viterra had business operations and assets only in Ukraine, following the sale of the Group's Russian businesses in October 2023. Management is carefully following the situation on a continuous basis. Viterra has implemented a comprehensive risk management plan, which prioritises the safety of its employees in Ukraine.

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 26

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

Due to the adverse impact on Viterra’s operations in Ukraine, fair value adjustments and impairments were recognised during 2022 and 2023. As at 30 June 2024, Viterra had total assets of $262 million (approximately 1% of the total Group assets) and total liabilities of $27 million (less than 1% of the total Group liabilities) in Ukraine. As the conflict continues, it may have additional adverse effects.

The directors do not believe the uncertainty arising from the conflict impacts the Company’s ability to continue as a going concern.

20. SUBSEQUENT EVENTS

In August 2024, a resolution to distribute to shareholders an amount of $59 million was approved.

Subsequent to period end, the European Commission has approved, under the EU Merger Regulation, the proposed acquisition of Viterra Limited (‘Viterra') by Bunge Global S.A. (‘Bunge'). The approval is conditional upon full compliance with the commitments offered by the parties. To address the Commission's competition concerns, it was agreed that Viterra’s business in Hungary as well as part of Viterra's business in Poland will be sold. The sale in Poland includes Viterra’s Boda processing facility including commercial activities relating to oilseeds origination to supply such facility, as well as the Trawniki, Kętrzyn, Szamotuły and Werbkowice storage facilities. The decision is conditional upon full compliance with the commitments. Under the supervision of the European Commission, an independent trustee will monitor their implementation.

No other material subsequent events have occurred.

Viterra 2024 Unaudited Condensed Consolidated Interim Financial Statements 27